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                                                                  EXHIBIT (a)(3)


                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                                  Cucos Inc.
                                      to
                   Jacksonville Restaurant Acquisition Corp.
                   (Not to be used for signature guarantees)

       The Offer, proration period and withdrawal rights will expire at
             5:00 p.m., Eastern Time, on Friday, August 11, 2000,
                         unless the Offer is extended.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, or if time will not permit all required documents to reach Hibernia National Bank (the "Depositary") on or before the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                            Hibernia National Bank

By Mail:                     By Overnight Courier:               By Hand:

P.O. Box 61540               313 Carondelet Street        313 Carondelet Street
New Orleans, LA 70161        New Orleans, LA 70130        7th Floor
                             Attention: Trust Department  New Orleans, LA 70130

By Facsimile Transmission for                   For Confirmation by Telephone

  Eligible Institutions and                             (504) 533-5586
        Confirmation:
     (504) 533-2838



     Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile Number other than the one set forth above will not constitute a valid delivery to the Depositary.

     This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such
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signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
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             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Jacksonville Restaurant Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 14, 2000 (the "Offer to Purchase") and the related Letter to Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value per share (the "Shares"), of Cucos Inc., a Louisiana corporation (the"Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

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Number of Shares Tendered: _____________     SIGN HERE
Certificate No(s) (if available):

________________________________________     x________________________________

________________________________________     x________________________________
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                                             Name(s) of Record Holder(s):


                                             _________________________________

                                             _________________________________
                                                     (Please print)
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Name of Tendering Institution:               _________________________________
                                                       Address(es)
________________________________________
                                             _________________________________
Account No.: ___________________________                            (Zip Code)

Dated: ___________________________, 2000      --------------------------------
                                                Area Code and Telephone No(s)

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                                   GUARANTEE
                   (Not to be used for signature guarantees)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the certificates evidencing all tendered Shares, in proper form for transfer, together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, and any other required documents, all within three NASDAQ National Market trading days after the date hereof.

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  Name of Firm: __________________________     _______________________________
                                                    (Authorized Signature)
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  Address: _______________________________     Title: ________________________
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                            ______________     Name: _________________________
                               Zip Code
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                                               _______________________________
                                                    (Please type or print)
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NOTE:     DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
          CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF
          TRANSMITTAL.
                                             Dated: __________________ , 2000